EXHIBIT 10(o)
                                                               -------------
                       EMPLOYERS MUTUAL CASUALTY COMPANY
                       ---------------------------------
                             EXCESS DEFERRAL PLAN
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                              TABLE OF CONTENTS

INTRODUCTION

ARTICLE 1          DEFINITIONS
  Section 1.01     ----  Format
  Section 1.02     ----  Definitions

ARTICLE 11         PARTICIPATION
  Section 2.01     ----  Active Participant
  Section 2.02     ----  Inactive Participant
  Section 2.03     ----  Cessation of Participation

ARTICLE III	       CONTRIBUTIONS
  Section 3.01     ----  Employee Contributions
  Section 3.02     ----  Employer Contributions

ARTICLE IV         INVESTMENT OF CONTRIBUTIONS

ARTICLE V          BENEFITS
  Section 5.01     ----  Retirement Benefits
  Section 5.02     ----  Death Benefits
  Section 5.03     ----  Disability Benefits
  Section 5.04     ----  Voluntary Termination Benefits
  Section 5.05     ----  Involuntary Termination Benefits
  Section 5.06     ----  When Benefits Start

ARTICLE VI         DISTRIBUTION OF BENEFITS
  Section 6.01     ----  Automation Forms of Distribution
  Section 6.02     ----  Optional Forms of Distribution
  Section 6.03     ----  Election Procedures
  Section 6.04     ----  In-Service Withdrawals

ARTICLE VII        GENERAL PROVISIONS
  Section 7.01     ----  Amendments
  Section 7.02     ----  Merger of the Plan
  Section 7.03     ----  Provisions Relating to the Insurer and Other Parties
  Section 7.04     ----  Employment Status
  Section 7.05     ----  Rights to Plan Assets
  Section 7.06     ----  Nonalienation of Benefits
  Section 7.07     ----  Construction
  Section 7.08     ----  Beneficiary Designation
  Section 7.09     ----  Legal Actions
  Section 7.10     ----  Work Usage
  Section 7.11     ----  Termination of the Plan
  Section 7.12     ----  Governing Law

PLAN EXECUTION

INTRODUCTION

Employers Mutual Casualty Company, referred to in this Plan document as the "Employer", is establishing a nonqualified excess deferral plan effective January 1, 2001. This plan has been designed as, and is intended to be, an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and a nonqualified plan under the Internal Revenue Code of 1986, including any later amendments to the Code. The Employer agrees to operate the Plan according to the terms, provisions and conditions set forth in this document.

Any funds accumulated for purposes of providing benefits under this Plan are fully available to satisfy the claims of the Employer's creditors. Participants have no greater rights with regard to such funds than any other general creditor of the Employer.

                                  ARTICLE I
                            FORMAT AND DEFINITIONS

SECTION 1.01 - FORMAT

Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in the Plan, unless the context clearly indicates otherwise. These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02 - DEFINITIONS

     ACCOUNT means, for a Participant, the account to which Employee and Employer Contributions are credited. A Participant's Account shall be reduced by any distribution of his Account. A Participant's Account will participate in the earnings credited, expenses charged and any appreciation or depreciation of the Measurement Fund used to value the Account.

     ACTIVE PARTICIPANT means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

     BENEFICIARY means the person or persons named by the Participant to receive any promised benefits under this Plan upon the Participant's death.

     BENEFIT DATE means, for a Participant, the first day of the first period for which an amount of benefit is payable to him under this Plan. See
     Article V - BENEFITS.

     BOARD means the Board of Directors of the Company. The Board shall have full power and authority to interpret this Plan. The Board's interpretations and construction of any provision or action taken under this Plan, including any valuation of the Participant's Account, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member's willful misconduct or lack of good faith.

     CODE means the Internal Revenue Code of 1986, as amended.

     COMMITTEE means those individuals appointed by the Employer to administer the Plan.

     COMPENSATION means the total earnings paid or made available to an Employee by the Employer during any specified period. (Earnings in this definition mean an Employee's W-2 earnings.)

     CONTRIBUTIONS means Employee and Employer Contributions as set out in
     Article III, unless the context clearly indicates otherwise.

     DEFERRED COMPENSATION means the amount of Compensation not yet earned during the Plan Year that the Participant and Employer mutually agree shall be deferred for the Plan Year.

     EARLY RETIREMENT means retirement from the service of the Employer that becomes effective on the first day of any month the Participant selects for the start of his retirement benefit before the Participant's Normal Retirement Date. This day shall be on or after the date on which he ceases to be an Employee and the date he has attained age 55.

     ELIGIBLE EMPLOYEE means any Employee of the Employer who is invited to participate in the Plan and who represents a selected group of highly compensated or management employees, as determined by the Employer.

     EMPLOYEE means an individual who is employed by the Employer.

     EMPLOYER means Employers Mutual Casualty Company and affiliates.

     ENTRY DATE means the date an Eligible Employee first enters the Plan as an Active Participant. See Article II - PARTICIPATION.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     FISCAL YEAR means the Employer's taxable year. The last day of the Fiscal Year is December 31st.

     INACTIVE PARTICIPANT means a former Active Participant that has an Account. See Article II.

     INVOLUNTARY TERMINATION OF EMPLOYMENT means the ceasing of employment, which is initiated by the Employer, excluding reduction in force.

     LATE RETIREMENT DATE means the first day of any month that is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after he ceases to be an Employee.

     LEAVE OF ABSENCE means that the Committee may, in its sole discretion, permit the Participant to take a leave of absence for a period not to exceed 12 months. During this time the Participant will still be considered to be in the employ of Employers Mutual Casualty Company for purposes of this Plan.

     MEASUREMENT FUNDS mean the funds upon on which to base the crediting rates for the purpose of crediting or debiting amounts of the Participant's Account balance for a Plan Year. The Measurement
     Funds are to be selected by the Committee and can be changed at the sole discretion of the Committee.

     NORMAL RETIREMENT AGE means age 65 for a Participant.

     NORMAL RETIREMENT DATE means the first day of the month on or after the date the Participant meets the following requirement(s):

     (a)  He has ceased to be an Employee.

     (b)  He has attained age 65.

     PARTICIPANT means an Eligible Employee who is actively participating or has participated in the Plan and has an account balance.

     PLAN means the unfunded and unsecured nonqualified retirement Plan of the Employer set forth in this document, including any later amendments to it.

     PLAN YEAR means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

     QUALIFIED PLAN means a pension or profit sharing plan that meets the requirements of the Internal Revenue Code and the regulations and rulings that interpret this section of the law.

     REENTRY DATE means the date a former Participant reenters the Plan.  See
     Article II - PARTICIPATION.

     SERVICE means an Employee's period of service with the Employer, expressed as whole years and fractional parts of a year (to two decimal places) on the basis that 365 days equal one year.

     TOTALLY AND PERMANENTLY DISABLED means that a Participant is disabled, as a result of a sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act. If a Participant is not covered under Title II of the Federal Social Security Act, Totally Disabled means that a Participant is disabled as a result of sickness or injury, to the extent that he is completely prevented from performing any work, engaging in any occupation for wage or profit and has been continuously disabled for six months. Initial written proof that the disability exists and has continued for at least six months must be furnished to the Committee by the Participant within one year after the date the disability begins. The Committee, upon receipt of any notice of proof of a Participant's total disability, shall have the right and opportunity to have a physician it designates examine the Participant when and as often as it may reasonably require, but not more than once each year after the disability has continued uninterruptedly for at least two years beyond the date of furnishing the first proof.

     VESTED ACCOUNT means the part of a Participant's Account in which he has a vested interest. A Participant is always 100% vested in the Account balance attributable to Employee Contributions. The Participant's Vested Account is equal to the sum of (a) and (b) below:
     (a) The part of the Participant's Account that results from Employee Contributions.
     (b)  The balance of the Participant's Account in excess of the amount in
          (a) above, multiplied by the percentage shown in the following schedule which corresponds to his years of Service:

                        (whole years)         Percentage
                         Less than 5               0%
                         5 or more               100

     A Participant is 100% vested in both Employee and Employer Contributions at:
     retirement.
     death.
     disability.
     plan termination.

     VOLUNTARY TERMINATION OF EMPLOYMENT means the ceasing of employment, which is initiated by the Employee. Reduction in force is also to be treated as a voluntary termination.

     YEARLY DATE means January 1 and the same day of each following year.

                                  ARTICLE II
                                PARTICIPATION

SECTION 2.01 - ACTIVE PARTICIPANT

An Eligible Employee shall first become a Participant (begin active participation in the Plan) on the earliest date on or after on which he is an Eligible Employee. This date is his Entry Date

A former Participant shall again become a Participant (resume active participation in the Plan) on the date he again performs an hour of service as an Eligible Employee. This date is the Reentry Date.

SECTION 2.02 - INACTIVE PARTICIPANT

An Active Participant will become an Inactive Participant on the earlier of the following:

     (a)  The date which he ceases to be an Eligible Employee.
     (b)  The effective date of complete termination of the Plan.

SECTION 2.03 - CESSATION OF PARTICIPATION

A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and the value of his Account is zero.

                                ARTICLE III
                               CONTRIBUTIONS

SECTION 3.01 - EMPLOYEE CONTRIBUTIONS

Employee Contributions for each Plan Year will be as follows:

     (a) Salary Deferral Contributions. An Eligible Employee may elect to defer, in whole percentages (up to 17%) of his Compensation for the pay period. An Employee who is eligible to participate in the Plan may file a deferral agreement with the Employer. The deferral agreement will only be in effect if the Eligible Employee is contributing the maximum amount allowed under the Qualified Plan. The deferral agreement to start Salary Deferral Contributions may be effective on a Participant's Entry Date (Reentry Date, if applicable) or any following Yearly Date.

The initial deferral agreement must be in writing and effective immediately upon being asked to join the Plan.

Salary Deferral Contributions shall be offset by any savings contributions the Employee makes to the Qualified Plan of the Employer under its contribution formula. Employee Contributions include contributions the Employee would have made to the Qualified Plan of the Employer under its contribution formula but for the additional restrictions imposed by such plan to meet the qualification requirements of the Internal Revenue Code.

The deferral agreement will remain in effect until a new agreement is filed with the Employer in accordance with the terms and conditions specified herein or until the Participant ceases to be an Eligible Employee.

The Participant's deferral agreement to stop employee Contributions or to make a change shall only be effective for future employee Contributions.

SECTION 3.02 - EMPLOYER CONTRIBUTIONS.

Employer Contributions for each Plan Year will be equal to the Employer Contributions as described below.

     Matching Contributions. The amount of each Matching Contribution made by the Employer for a Participant eligible for an allocation shall be equal to 50% of Salary Deferral Contributions for the pay period offset by any matching contributions the Employer makes to the Qualified Plan of the employer.

     However, Salary Deferral Contributions in excess of 6% of Compensation will not be matched.

     Matching Contribution shall be made for a Participant if he is an Active Participant at any time during the pay period.

     Discretionary Contributions. The amount of each Discretionary Contribution for the Participant shall be made and determined by the Employer, in its sole discretion. The Employer may, but is not required to, designate any dollar amount or percentage that it desires. The amount designated may vary among the Participants, and the amount designated for any Participant may be zero even if other Participants have been designated a Discretionary Contribution.

                                  ARTICLE IV
                         INVESTMENT OF CONTRIBUTIONS

SECTION 4.01 - INVESTMENT OF CONTRIBUTIONS

To the extent permitted by the Employer, the Participant, with the consent of the Employer, shall direct the Contributions of his Account among the Measurement Funds selected by the Employer and may request the transfer of assets resulting from those Contributions between such Measurement Funds. To the extent that a Participant does not direct the investment of his Account, such Account shall be invested ratably in the Measurement Funds available under Plan in the same manner as the undirected Accounts of all other Participants. The Accounts of all inactive Participants may be segregated and invested separately from the Accounts of all other Participants.

The Participant's Account shall be valued at current fair market value on a daily basis. The valuation shall take into consideration investment earnings credited, expenses charged, payments made and changes in the value of the Measurement Fund held in the Participant's Account. The Account of a Participant shall be credited with its share of the gains and losses of the Measurement Fund.

Since the Plan is merely a promise to pay benefits in the future, the Measurement Funds are to be used as a measuring device only. It should not be considered an actual investment of the Participant's Account since a nonqualified deferred compensation Plan is merely a promise to pay. If the Employer or Trustee chooses to informally fund the Plan, the Participant does not have any right to these assets. Any funds accumulated for the purposes of providing benefits under this Plan are fully available to satisfy the claims of the Employer's creditors. Participants have no greater right with regard to such fund than any other general creditor of the Employer.

All investments made by the Employer under this Plan will be for the purpose of aiding the Employer in meeting its obligations under this Plan. The Employer or Trustee will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments evidencing such investments. The terms of this Plan place no obligation upon the Employer to invest or to continue to invest any portion of the amount in the Account, to invest in or to continue to invest in any specific asset, to liquidate any particular investment, or to apply in any specific manner the proceeds from the sale, liquidation, or maturity of any particular investment. Finally, nothing stated herein will cause such investments to be treated as anything but the general assets of the Employer, nor will anything stated herein cause such investments to represent the vested, secured, or preferred interest of the Participant or his/her beneficiaries designated to receive benefits under this Plan.

                                   ARTICLE V
                                    BENEFITS

SECTION 5.01 - RETIREMENT BENEFITS.

On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of Article VI. This date shall be a Participant's Benefit Date.

SECTION 5.02 - DEATH BENEFITS.

If a Participant dies before his Retirement Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article
VI.  This date shall be a Participant's Benefit Date.

SECTION 5.03 - DISABILITY BENEFITS.

If a Participant becomes Totally and Permanently Disabled before his Normal Retirement Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI. This date shall be a Participant's Benefit Date.

SECTION 5.04 - VOLUNTARY TERMINATION OF BENEFITS.

If a Participant ceases to be an Employee, by Voluntary Termination of Employment, before his Retirement Date, provided he has not again become an Employee, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI. This date shall be a Participant's Benefit Date.

SECTION 5.05 - INVOLUNTARY TERMINATION OF BENEFITS.

If a Participant ceases to be an Employee, by Involuntary Termination of Employment, before his Retirement Date, provided he has not again become an Employee, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI. This date shall be a Participant's Benefit Date.

SECTION 5.06 - WHEN BENEFITS START.

Benefits under this Plan begin when a Participant retires, dies, is disabled or ceases to be an Employee, whichever applies, as provided in the preceding sections of this article.

     The Participant may elect to have his benefits begin after the latest date for beginning benefits described above (except for death, involuntary termination or disability), subject to the provisions of this section. The Participant shall make the election in writing and deliver the signed statement of election to the Employer at least 12 months prior to Retirement Date or the date he ceases to be an Employee, if later.
     The election must describe the form of distribution and the date the benefits will begin. At which time the value of the Account at retirement or Voluntary Termination of Employment, plus interest on the Account, shall be paid in the same manner and to the same extent as provided in Article VI of this Plan. [If the Participant's Vested Account is less than $50,000 at time of retirement or voluntary termination of employment he will receive his benefit in single sum as soon practicable following his date of retirement or voluntary
     termination of employment.]   [If the Participant has elected to defer
     payment of the Account but dies, involuntarily terminates employment or becomes disabled before reaching Normal Retirement Age, then payment of the Account shall be made in the same manner and to the same extent as set forth in Article VI of this Plan.]

                                  ARTICLE VI
                           DISTRIBUTION OF BENEFITS

SECTION 6.01 - AUTOMATIC FORMS OF DISTRIBUTION.

Unless an election of an optional form of benefit has been made according to the ELECTION PROCEDURES SECTION of Article VI, the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

     (a) The automatic form of retirement, disability, death or voluntary termination benefit shall be a single sum payment to the Participant or the Participant's named Beneficiary.

     (b) The automatic form of involuntary termination benefit shall be a single sum payment to the Participant.

SECTION 6.02 - OPTIONAL FORMS OF DISTRIBUTION.

An election of an optional form of benefit may be made by the Participant (see the ELECTION PROCEDURES SECTION of Article VI).

     (a) The optional forms of retirement, disability, death and voluntary termination benefit shall be the following: a single sum payment or annual installments over a period of 5 years or 10 years.

Annual installments are to commence on the first day of the month (or as soon as administratively possible) after which he ceases to be an Eligible Employee. Payment shall be determined based on the remaining Account divided by the remaining number of outstanding payments.

Election of an optional form is subject to the election provisions of Article
VI. The Participant may elect a combination of both forms of benefit (see the ELECTION PROCEDURES SECTION of Article VI).

In order to exercise the installment method, the Participant's Vested Account balance must be equal to or greater than $50,000 at the time of the Benefit Date. Amounts under $50,000 will be paid in the automatic form single sum.

     (b) The optional forms of involuntary termination benefit are a single sum payment.

SECTION 6.03 - ELECTION PROCEDURES.

The Participant shall make any election under this section in writing. The Employer may require such individual to complete and sign any necessary documents as to the provisions to be made.
     (a) Retirement, disability, death or voluntary termination benefits. A Participant may elect his Beneficiary and may elect to have retirement, disability, or voluntary termination benefits distributed under any of the optional forms of retirement, disability, or voluntary termination benefits described in the OPTIONAL FORMS OF DISTRIBUTION SECTION of
     Article VI.

     (b) Involuntary termination benefits. A Participant may elect his Beneficiary and may elect to have involuntary termination benefits distributed under any of the optional forms of death benefit described in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI.

The participant shall elect the form of benefit payment prior to entering the Plan. A participant who fails to complete an election will default to the automatic form of payment option described in the AUTOMATIC FORMS OF DISTRIBUTION SECTION of Article VI. The election may be changed at any time up until 12 months prior to the Participant's Benefit Date by providing a written request to the Committee.

SECTION 6.04 - IN-SERVICE WITHDRAWALS

     (a) Haircut Provision. The Employer may allow a distribution of all or a portion of the Vested Account Balance. The participant may receive all, or a portion of, his Vested Account balance as soon as practicable following the approval from the Committee. The withdrawal is subject to a 10% penalty, which the Employer keeps.

     (b) Unforseen Emergency. The Committee may allow a distribution of all or a portion of the Account balance up to the amount of the financial hardship for Participants that experience an unanticipated emergency. The emergency must be beyond the control of the Participant and result in severe financial hardship if a withdrawal is not permitted. Payout shall be made as soon as practicable following the date of approval.

          The Participant may also request the Committee to suspend any deferrals for the remaining Plan Year.

                                ARTICLE VII
                            GENERAL PROVISIONS

SECTION 7.01 - AMENDMENTS.

The Board may amend this Plan at any time, including any remedial retroactive changes (within the specified period of time as may be determined by Internal Revenue Service regulations) to comply with the requirements of any law or regulation issued by any governmental agency to which the Employer is subject.

SECTION 7.02 - MERGER OF PLAN.

The Board may merge this Plan at any time and its related trust with another deferred compensation Plan maintained by the Employer or controlled group of the Employer.

SECTION 7.03 - PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

     Any issuer or distributor of the Measurement Funds selected is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Employer.

     Such insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, have the authority to act in any particular manner or to make any contract or agreement.

     Until notice of any amendment or termination of this Plan has been received by the insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated. and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 7.04 - EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 7.05 - RIGHTS TO PLAN ASSETS.

No Active Participant shall have any right to or interest in any assets used to informally fund the Plan upon termination of his employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Active Participant in accordance with Plan provisions. An Active Participant holds an unsecured and unfunded promise to pay future benefits.

Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries or spouse of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Committee, the insurer, and the Employer arising under or by virtue of the Plan.

SECTION 7.06 - NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary or spouse. A Participant, Beneficiary or spouse does not have any rights to alienate, anticipate, commute, pledge, encumber, sell, transfer, attach, garnish or assign any of such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Committee to be a qualified domestic relations order, as defined in ERISA Act Section 206(d), or any domestic relations order entered before January 1, 1985.

SECTION 7.07 - CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan control the operation and administration of the Plan.

SECTION 7.08 - BENEFICIARY DESIGNATION.

If a Participant fails to designate a Beneficiary, the Committee will direct the Employer to pay the benefits in the following order:

     (a)  To the Participant's surviving spouse.
     (b)  If no surviving spouse, to the Participant's estate

If a Beneficiary dies prior to receiving the full benefit payout, the Committee will continue payments to the person or persons designated by the Participant to receive the remaining payments. The designation must be in writing and given to the Employer prior to the death of the Beneficiary. If no designation was made, the remainder shall be paid to the Beneficiary's estate.

If the Committee shall find that any person to whom any payment is payable under this Plan is unable to care for his/her affairs because of illness or accident or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in accordance with the applicable provisions of this Plan. Any such payment shall be a complete discharge of the Employer's liabilities under this Plan.

SECTION 7.09 - LEGAL ACTIONS.

The Plan and the Committee are the necessary parties to any action or proceeding involving the assets held with respect to informally funding the Plan or administration of the Plan.

No person employed by the Employer, no Participant, former Participant or their Beneficiaries or any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 7.10 - WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.

SECTION 7.11 - TERMINATION OF THE PLAN.

The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned.

The Board may at anytime terminate the Plan with respect to new Contributions or in its entirety if the continuance of the Plan would not be in the best interest of the Employer. If the Plan is terminated each Participant will be 100% vested in their Account. Each Participant will receive a single sum payment as soon as practicable following the termination date.


SECTION 7.12 - GOVERNING LAW

The provisions of this Plan shall be interpreted according to state of Iowa.

By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.

     Executed this  20th  day of December, 2000.
                   ------        ---------------




                                       By:  /s/Doug Zmolek
                                            -------------------
                                            Vice President - HR
                                            -------------------
                                                  Title



     ACKNOWLEDGED as a member of the Committee this  20th  day of December,
                                                    ------        ---------
2000.
-----

                                       By:  /s/ Betty J. Woodburn
                                            ---------------------
                                            Assistant Secretary
                                            ---------------------
                                                  Title